UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 28, 2006

EVANS & SUTHERLAND COMPUTER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

0-8771	87-0278175
(Commission File Number)	(IRS Employer Identification No.)

600 Komas Dr, Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

801-588-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

See the information presented in “Item 2.01. Completion of Acquisition or Disposal of Assets,” which is incorporated herein by reference.

Item 2.01                     Completion of Acquisition or Disposition of Assets

On April 28, 2006, Evans & Sutherland Computer Corporation (“E&S”) closed its acquisition of Spitz, Inc. (“Spitz”) by acquiring all outstanding shares of Spitz common stock from Transnational Industries, Inc. (“Transnational”) in consideration of approximately 412,500 unregistered shares of E&S Common Stock, $0.20 par value, subject to a post-closing share adjustment depending on the average trading price of E&S’ common stock for the 60-day period prior to registration of the shares issued at closing. In addition, E&S was to make an additional investment in Spitz of $500,000 cash within two business days in order reduce Spitz’ outstanding line of credit balance due to an increase caused by Spitz’ repayment on April 27, 2006, of certain accounts payable owed to Transnational.

On April 28, 2006, Spitz entered into a Line of Credit Agreement (the “Credit Agreement”) and a Line of Credit Note (the “Note”) with First Keystone Bank continuing a $3,000,000 line of credit for working capital purposes, with E&S executing as a co-borrower and guarantor of both agreements. Under the Note, the outstanding balance will bear a per annum interest rate of one-half percent (0.5%) above the Wall Street Prime rate and matures June 30, 2007. The Note is secured by Spitz real and personal property, the guaranty agreement (the “Guaranty Agreement”) entered into by E&S on April 28, 2006, and a pledge agreement (the “Pledge Agreement”) entered into by E&S and First Keystone Bank on April 28, 2006. Under the Line of Credit Agreement, Spitz is required to, among other terms and conditions: maintain a minimum tangible net worth of $1,700,000, determined quarterly; maintain a $200,000 average daily balance, measured quarterly, in its deposit accounts; and maintain an aggregate daily balance of Spitz deposit accounts with First Keystone of not less than $100,000 for any consecutive five day period. Under the Guaranty Agreement, E&S has guaranteed the payment and performance of the conditions of the Note. Under the Pledge Agreement E&S has assigned, granted, and conveyed to First Keystone Bank a first priority security interest and lien in and to all of the outstanding shares of Spitz common stock in order to secure the Note. As of April 28, 2006, the outstanding balance of the line of credit was $2,250,000, after taking into consideration Spitz’ repayment on April 27, 2006, of certain accounts payable owed to Transnational.

Pursuant to a Registration Rights Agreement entered into between E&S, Spitz, and Spitz’s former sole shareholder, E&S is required to use its best efforts to register those shares of stock issued as consideration for the outstanding stock of Spitz. It is anticipated that a registration statement on Form S-3 will be filed with the Commission within five months from the closing of the Spitz transaction.

Item 2.03                    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the information presented in “Item 2.01. Completion of Acquisition or Disposal of Assets,” which is incorporated herein by reference.

Item 3.02                    Unregistered Sales of Equity Securities

See the information presented in “Item 2.01. Completion of Acquisition or Disposal of Assets,” which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2006

EVANS & SUTHERLAND COMPUTER CORPORATION

/s/LANCE SESSIONS
Lance Sessions
Acting Chief Financial Officer and Corporate Secretary